Exhibit 10.22

ECOLLEGE.COM

4900 S. Monaco Street

Denver, Colorado 80237

Dated as of December 28, 2004

Capital Resource Partners IV, L.P.

85 Merrimac Street

Suite 200

Boston, Massachusetts  02114

Re:                               Amendment No. 2 to Senior Subordinated Secured Note and Warrant Purchase Agreement

Ladies and Gentlemen:

This Amendment No. 2 to Senior Subordinated Secured Note and Warrant Purchase Agreement (this “Amendment”) is made as of the date written above by and among eCollege.com (the “Company”), a Delaware corporation, eCollege International, Inc. (the “eCollege Sub”), a Colorado corporation, and Capital Resource Partners IV, L.P. (“CRP”), a Delaware limited partnership.  Reference is made to that certain Senior Subordinated Secured Note and Warrant Purchase Agreement dated as of October 31, 2003, as amended by Amendment No. 1 to Senior Subordinated Secured Note and Warrant Purchase Agreement dated as of May       , 2004 (collectively, the “Purchase Agreement”).

WHEREAS, the Company, eCollege Sub and CRP desire to amend the Purchase Agreement to change certain covenants contained therein and consent to prepayment on the Seller Notes.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Purchase Agreement as follows:

1.             Amendment to Purchase Agreement.  Section 7.01(m)(ii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(ii)           Minimum Adjusted Quick Ratio.  Commencing on the Closing Date and continuing through the fiscal quarter ending March 31, 2005, the Company will maintain, on a Consolidated basis, measured at the end of each fiscal quarter, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue and any Quarter-End Advance of at least 1.00 to 1.00.  Commencing on April 1, 2005 and including each fiscal quarter ended June 30, September 30, December 31 and March 31 thereafter the Company will maintain, on a Consolidated basis, measured at the end of each fiscal quarter, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue and any Quarter-End Advance of at least 1.50 to 1.00; provided, however that so long as the Bank is lending or remain obligated to lend Senior Debt to the Company, such ratio shall be not less than 1.35 to 1.00.

2.             Consent to Prepayment of Seller Notes.  Pursuant to Section 10.02 of the Purchase Agreement and notwithstanding the provisions of Section 7.02(r) of the Purchase Agreement, holders of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of all Notes outstanding as the date hereof hereby consent to the prepayment on the Seller Notes by the Company in an aggregate principal amount of ten million dollars ($10,000,000) plus accrued and unpaid interest thereon.

3.             Miscellaneous.

3.01.        No Waiver.  This Amendment is effective only in the specific instance and for the specific purpose for which it is executed and, except as specifically set forth herein, shall not be considered a waiver or agreement to amend as to any provision of the Purchase Agreement (as amended) in the future.

3.02.        Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable costs and expenses of CRP (including all reasonable fees and expenses of TH&T, counsel to CRP) in connection with the preparation, execution and delivery of this Amendment, and in connection with the consummation of the transactions contemplated hereby and thereby and with any amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Amendment.

3.03.        Prior Agreements.  This Amendment, the Purchase Agreement, including the exhibits, schedules and other agreements delivered pursuant to the Purchase Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Amendment and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written respecting that subject matter.

3.04.        Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts.

3.05.        Sealed Instrument.  This Amendment is executed as an instrument under seal.

3.06.        Effect.   Except as expressly set forth in this Amendment, the Purchase Agreement shall remain in full force and effect and shall not be altered, amended or modified.

3.07.        Defined Terms.  All capitalized terms used by not specifically defined herein shall have the same meanings given such terms in the Purchase Agreement unless the context clearly indicates or dictates a contrary meaning.

3.08.        Counterparts.  This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment by signing any such counterpart.

3.09.        Further Assurances.  From and after the date of this Amendment, upon the request of CRP, the Company and the Subsidiaries shall execute and deliver such instruments, documents and other writings as may be reasonably necessary to confirm and carry out and to effectuate fully the provisions of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Senior Subordinated Secured Note and Warrant Purchase Agreement as of the date first above written.

COMPANY:

ECOLLEGE.COM

By:	/s/ Reid E. Simpson
Name: Reid E. Simpson
Title: Chief Financial Officer

SUBSIDIARY:

ECOLLEGE INTERNATIONAL, INC.

By:	/s/ Reid E. Simpson
Name: Reid E. Simpson
Title: Chief Financial Officer

CRP:

CAPITAL RESOURCE PARTNERS IV, L.P.

BY:	CRP PARTNERS IV, L.L.C.,
Its General Partner

By:	/s/
	Name:	Authorized signer
Title: